As filed with the Securities and Exchange Commission on August 13, 2026

Registration No. 333-290893

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

Post-Effective Amendment No. 1 to

FORM S-8

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

Datasea INTELLIGENT TECHNOLOGY LTD.

(Exact name of registrant as specified in its charter)

British Virgin Islands	N/A
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Room 302-5, Building C,

Gemdale Viseen International Center,

No.5 Shengfang Road, Daxing District, Beijing

People’s Republic of China 102600

+86 10-56145240

(Address of Principal Executive Offices, including zip code)

2018 EQUITY INCENTIVE PLAN

(Full title of the plan)

Zhixin Liu, President and Chief Executive Officer

Room 302-5, Building C,

Gemdale Viseen International Center,

No.5 Shengfang Road, Daxing District, Beijing

People’s Republic of China 102600

+86 10-56145240

With a copy to:

Datasea Acoustics LLC

8 The Green, Ste A ,

Dover, Kent, Delaware 19901

+1 267 992 2826
(Name, address and telephone number, including area code, of agent for service)

Copies to:

Joan Wu Esq.
Hunter Taubman Fischer & Li, LLC
950 Third Avenue, 19th Floor

New York, NY 10022

Tel: (212) 530-2208

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer	☒
		Smaller Reporting Company	☒
		Emerging Growth Company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Post-Effective Amendment is being filed pursuant to Rule 414 under the Securities Act of 1933, as amended (the “Securities Act”), by Datasea Intelligent Technology Ltd., a business company incorporated under the laws of the British Virgin Islands (the “Company”), as successor issuer to Datasea Inc., a Nevada corporation (“Datasea NV”). The Company succeeded to the interests of Datasea NV following a redomicile merger pursuant to an agreement and plan of merger dated as of March 4, 2026 (the “Merger Agreement”) between the Company and Datasea NV. Pursuant to the Merger Agreement, Datasea NV merged with and into the Company, with the Company surviving the merger and each issued and outstanding shares of Datasea NV’s common stock being converted into the right to receive one Class A ordinary share of the Company, except that the 2,000,000 shares of Datasea NV’s common stock held by each of Zhixin Liu and Fu Liu being converted into 2,000,000 Class B ordinary share to be held by Zhixin Liu and Fu Liu. In addition, the Company assumed Datasea NV’s existing obligations with respect to all outstanding options to purchase shares of Datasea NV’s common stock and all other outstanding equity awards granted to directors, employees and consultants under Datasea NV’s 2018 Equity Incentive Plan (the “2018 Plan”), as amended, under the same terms and conditions.

This Post-Effective Amendment pertains to the adoption by the Company of the registration statement on Form S-8 (File No. 333-290893) (the “Registration Statement”) filed by Datasea NV on October 15, 2025. This Post-Effective Amendment is also being filed to update the Registration Statement to reflect the currently effective terms of the Datasea NV’s 2018 Plan, as amended. The 2018 Plan is filed hereto as Exhibit 99.2. The amendment No.5 to the 2018 Plan approved by the board of directors of the Company on August 11, 2026 is filed hereto as Exhibit 99.1. No additional securities are being registered pursuant to this Post-Effective Amendment.

The Company hereby expressly adopts the Registration Statement as its own registration statement except as amended by this Post-Effective Amendment for all purposes of the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Registration fees were paid at the time of filing of the original Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

The SEC allows us to “incorporate by reference” into this prospectus the documents we file with, or furnish to, them, which means that we can disclose important information to you by referring you to these documents. The information that we incorporate by reference into this prospectus forms a part of this prospectus, and information that we file later with the SEC automatically updates and supersedes any information in this prospectus. We incorporate by reference into this prospectus the documents listed below:

●	Datasea NV’s Annual Report on Form 10-K for the year ended June 30, 2025 (filed on September 26, 2025);

●	Datasea NV’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2025, and filed with the SEC on November 13, 2025, and the Quarterly Report on Form 10-Q for the quarter ended December 31, 2025 and filed with the SEC on February 12, 2026;

●	Datasea NV’s Current Reports on Form 8-K filed with the SEC on April 2, 2026, April 3, 2026 and April 14, 2026.

●	Datasea NV’s Definitive Proxy Statement on Schedule 14A for the special meeting of stockholders filed with the SEC on March 6, 2026.

●	The Company’s Current Reports on Form 6-K furnished with the SEC on April 15, 2026, June 12, 2026 and July 15, 2026.

●	The description of ordinary shares of the Company contained in the Company’s registration statement on Form F-4, as amended (File No. 333-293463) initially filed with the Commission on February 12, 2026, including any amendment or report filed for the purpose of updating such description.

All other reports and documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than Current Reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that relate to such items) subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered hereby have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not constitute a part of this Registration Statement, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4. DESCRIPTION OF SECURITIES.

Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

None.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

British Virgin Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the British Virgin Islands Courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our Memorandum and Articles of Association provide that, subject to certain limitations, the Company may indemnify against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred in connection with legal, administrative or investigative proceedings any person who: (a) is or was a party or is threatened to be made a party to any threatened, pending or completed proceedings, whether civil, criminal, administrative or investigative, by reason of the fact that the person is or was a Director of the Company; or (b) is or was, at the request of the Company, serving as a Director of, or in any other capacity is or was acting for, another company or a partnership, joint venture, trust or other enterprise. Such indemnity only applies if the person acted honestly and in good faith with a view to the best interests of the Company and, in the case of criminal proceedings, the person had no reasonable cause to believe that their conduct was unlawful.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

Not applicable.

ITEM 8. INDEX TO EXHIBITS.

Exhibit	Description
5.1*	Opinion of Ogier
23.1*	Consent of Kreit & Chiu CPA LLP (formerly Paris Kreit & Chiu CPA LLP)*
23.2*	Consent of Ogier (included in Exhibit 5.1)
24.1*	Power of Attorney (included on the Signature Page to this Registration Statement)
99.1*	Amendment No. 5 to the 2018 Equity Incentive Plan
99.2	2018 Incentive Plan (incorporated herein by reference to Exhibit 10.14 of the Form 10-K for the year ended June 30, 2018 filed by Datasea Inc. on September 13, 2018)
107**	Filing Fee Table

*	Filed herewith
**	Previously filed

ITEM 9. UNDERTAKINGS.

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than a payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(d)	The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on this Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Beijing, People’s Republic of China, on August 13, 2026.

Datasea Intelligent Technology Ltd.

By:	/s/ Zhixin Liu
Zhixin Liu
Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Zhixin Liu, as his true and lawful attorneys-in-fact and agents, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments to this registration statement, including post-effective amendments, and to file the same, with all exhibits thereto, and other documents and in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, and hereby ratifies and confirms all his or her said attorneys-in-fact and agents or any of them or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof. This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument. Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated as of the date hereof.

SIGNATURE	TITLE

/s/ Zhixin Liu	Chairman, President and Chief Executive Officer
Zhixin Liu	(Principal Executive Officer);

/s/ Mingzhou Sun	Chief Financial Officer
Mingzhou Sun	(Principal Financial and Accounting Officer)

/s/ Fu Liu	Director
Fu Liu

/s/ Yijin Chen	Director
Yijin Chen

/s/ Stephen (Chun Kwok) Wong	Director
Stephen (Chun Kwok) Wong

/s/ Yan Yang	Director
Yan Yang

SIGNATURE OF AUTHORIZED REPRESENTATIVE OF THE REGISTRANT

Pursuant to the Securities Act of 1933, as amended, Datasea Acoustics LLC, the duly authorized representative in the United States of Datasea Intelligent Technology Ltd., has signed this registration statement on August 13, 2026.

AUTHORIZED U.S. REPRESENTATIVE

/s/ Fu Liu
Name:	Fu Liu
Title:	Manager